UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 28, 2018

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2018, upon the recommendation of its Compensation Committee, the Board of Directors of Inspired Entertainment, Inc. (the “Company”) adopted the Inspired Entertainment, Inc. 2018 Omnibus Incentive Plan (the “Plan”). Under the Plan, the Compensation Committee is authorized to deliver awards covering a total of 2,550,000 shares of the Company’s common stock. The Company intends to present the Plan to its stockholders for their approval at its next annual meeting of stockholders.

The purpose of the Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel, and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of the Company’s common stock. The Compensation Committee will administer the Plan. Directors, officers, managers, employees, consultants and advisors of the Company and its affiliates are eligible to participate in the Plan. The Plan will have a term of ten years, and no further awards may be granted under the Plan thereafter. The Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (“RSUs”), Stock Bonus Awards or any combination of the foregoing. The Committee shall determine the terms and conditions of any award, including vesting terms and conditions, which may include the achievement of performance criteria selected by the Committee.

Initial Awards under the Plan

Also on September 28, 2018, the Compensation Committee approved grants of RSUs under the Plan with respect to the Company’s fiscal 2018 year. In general, the size of the awards were calculated based on a percentage of the recipient’s base compensation for the fiscal year, with the Company’s principal executive officers receiving awards having an aggregate grant date value equal to approximately 100% of their base compensation, and other personnel receiving awards ranging from 25% to 50% of their base compensation. The awards vest as to one-third on each of December 31, 2019, 2020 and 2021; provided, however, if the Company’s stockholders do not approve the Plan by the first scheduled vesting date, the grants will be cancelled and the holders will be eligible to receive a one-time cash payment representing the then-current market value of one-third of the shares subject to the award. A. Lorne Weil, the Company’s Executive Chairman, received an award covering 122,950 RSUs; Daniel Silvers, the Company’s Executive Vice President and Chief Strategy Officer, received 63,114 RSUs; and Stewart F.B. Baker, the Company’s Executive Vice President and Chief Financial Officer, received 49,103 RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2018

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman